UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LIGHTNING GAMING, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIGHTNING GAMING
106 Chelsea Parkway
Boothwyn, Pennsylvania 19061

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 21, 2009

____________________

Dear Stockholder:

You are invited to attend our annual meeting of stockholders, which will be held at 2:00 p.m., local time, on May 21, 2009 at our executive offices located at 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061 for the following purposes:

(1)	to elect three members to our board of directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified; and

(2)	to transact such other business as may properly come before the annual meeting, including any adjournments and re-convenings thereof.

Our board of directors has fixed the close of business on April 24, 2009 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments and re-convenings thereof.

Regardless of whether you expect to attend our annual meeting, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible.  No postage is required if mailed in the United States.

Our annual report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, is enclosed along with our proxy statement.  Our proxy statement and annual report are also available on our Internet web site at www.ltgaming.com.

By Order of the Board of Directors

Brian Haveson
Chairman, Chief Executive Officer and President

Boothwyn, Pennsylvania
May 4, 2009

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.  REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.  IF YOU SIGN AND RETURN A PROXY CARD, YOU MAY STILL ATTEND THE MEETING, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.  PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND IF YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

2009 ANNUAL MEETING OF STOCKHOLDERS
OF
LIGHTNING GAMING, INC.

_______________________

PROXY STATEMENT

_______________________

This proxy statement contains information relating to our 2009 annual meeting of stockholders to be held at 2:00 p.m., local time, on May 21, 2009, at our executive offices located at 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061, and any adjournment and re-convening of the meeting.  This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about May 4, 2009.

ABOUT THE MEETING

What Is The Purpose Of The Annual Meeting?

At the annual meeting, stockholders will elect our board of directors.  The stockholders also will transact any other business that properly comes before the meeting.

Who Is Entitled To Vote?

Only stockholders of record at the close of business on the record date, April 24, 2009, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any adjournment and re-convening of the meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who Can Attend The Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend.  Please note that if you hold shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement or similar document showing your stock ownership as of the record date.  You will also need photo identification to gain admission.

What Constitutes A Quorum?

The presence at the meeting, in person or by proxy, of holders of not less than 50% of the number of shares of our common stock outstanding on the record date will constitute a quorum, allowing the conduct of business at the meeting.  As of the record date, 4,647,474 shares of our common stock were outstanding.  Proxies received but marked as abstentions or broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be counted as votes cast for or against any given matter.

If less than 50% of the outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How Do I Vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct.  If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person, but we encourage you to complete and return the card to us as far in advance of the meeting as you can.  “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the party that holds their shares.

May I Change My Vote After I Return My Proxy Card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting, without making such a request, will not revoke a previously granted proxy.

What Are The Board’s Recommendations?

The enclosed proxy is solicited on behalf of our board of directors.  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors.  The board of directors recommends a vote FOR the nominated slate of directors.

We do not know of any other matters that may be brought before the meeting nor do we have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees.  If any other matter properly comes before the meeting or if any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What Vote Is Required To Approve An Item?

A plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors so marked, although it will be counted for purposes of determining whether there is a quorum.  Stockholders do not have the right to cumulate their votes for directors.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee might not be permitted to exercise voting discretion with respect to a matter that might be acted upon.  If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who Pays For The Preparation Of The Proxy Materials?

We will pay the cost of preparing, assembling and mailing the proxy statement and enclosed proxy card.  In addition to the use of mail, our employees or agents may solicit proxies personally and by telephone.  Our employees will receive no compensation for soliciting proxies other than their regular salaries.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and we may reimburse those persons for expenses incurred in connection with these activities.  If we engage any third party agents who are not affiliated with us to solicit proxies (which is unlikely), we will compensate them.

VOTING SECURITIES AND PRINCIPAL OWNERS

The following table reports the beneficial ownership of our common stock as of the record date, April 24, 2009, by (1) each person known by us to be the beneficial owner of more than 5% of our common stock (“5% Shareholder”), (2) our directors, (3) our executive officers and (4) all of our directors and executive officers as a group.  In general, “beneficial ownership” includes those shares a person has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire such power, such as through the exercise of options or warrants, within 60 days.  Except as indicated otherwise below, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.  For each person or the group reported in the table below we based our calculation of the percentage owned of 4,647,474 outstanding shares and added shares that such person or group (as the case may be) may acquire within 60 days of the record date to the number of other shares that such person or the group owns as well as to the number of shares outstanding.

The address of each of the directors and executive officers listed below is c/o Lightning Gaming, Inc., 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061.

Directors and Executive Officers:	Number of Shares Beneficially Owned	Percent of Class

Donald Caldwell	6,102,690	(1)	61.6%
Fredrick C. Tecce	5,692,690	(2)	57.4%
Brian Haveson	893,409	(3)	18.8%
Robert Ciunci	60,000	(4)	1.3%
All directors and executive officers as a group (4 persons)	7,486,099	(8)	74.3%

5% Shareholders:
The Co Investment Fund II (“CI II”) and related parties	5,262,690	(1)(5)	53.1%
SIG Strategic Investments, LLLP	2,000,000	(7)	30.1%
Seth Berger	469,916	(6)	9.6%
Stewart Greenebaum, LLC	500,000	(9)	9.7%

(1)
Includes warrants to purchase 4,401,385 shares held by CI II and 861,305 shares issuable on the conversion of Notes (including accrued interest) held by CI II. CI II is managed by Cross Atlantic Capital Partners Inc. (“Cross Atlantic”), of which Mr. Caldwell is Chairman and Chief Executive Officer (“CEO”).  Consequently, Cross Atlantic and Mr. Caldwell may be deemed the beneficial owners of the shares that CI II beneficially owns.

(2)
Includes warrants to purchase 4,401,385 shares held by CI II and 861,305 shares issuable on the conversion of Notes (including accrued interest) held by CI II.  CI II is managed by Cross Atlantic of which Mr. Tecce is a managing director.  Consequently, Cross Atlantic and Mr. Tecce may be deemed the beneficial owners of the shares that CI II beneficially owns.  Also includes 50,000 shares beneficially owned by Mr. Tecce’s wife.

(3)	Includes options to purchase 100,000 shares.
(4)	Consists of options to purchase shares.
(5)	Consists of warrants to purchase shares and Notes convertible into shares. The address of Cross Atlantic and CI II is Five Radnor Corporate Center, Suite 55, 100 Matsonford Road, Radnor, Pa 19087.
(6)	Includes options to purchase 240,000 shares. The address is 3 Dovecote Lane, Malvern, Pa 19355.
(7)
Consists of warrants to purchase shares.  The investment manager of SIG Strategic Investments, LLLP (“SIG”) is Susquehanna Private Equity Investments, LLC (“Susquehanna”), which may also be deemed the beneficial owner of these shares.  The address of SIG and Susquehanna is 401 City Avenue, Suite 220, Bala Cynwyd, Pa. 19004.  This information is based on a Schedule 13G amendment filed by SIG and Susquehanna with the Securities and Exchange Commission (“SEC”) on February 13, 2009.

(8)	Includes an aggregate of 5,422,690 shares that can be acquired through the exercise of options and warrants and the conversion of Notes.
(9)	Consists of warrants to purchase shares. The address of Stewart Greenebaum, LLC is Five Radnor Corporate Center, Suite 55, 100 Matsonford Road, Radnor, Pa 19087.

Change of Control

On January 29, 2008, Lightning Gaming, Inc. (formerly known as Red Pearl Acquisition Corp.) (the “Company”) completed a merger (the “Merger”) with Lightning Poker, Inc. (“Lightning Poker”).  As a result of the Merger, Lightning Poker became our wholly-owned subsidiary and each share of common stock of Lightning Poker outstanding immediately prior to the Merger was converted into the right to receive one share of our common stock.  As a result, the former stockholders of Lightning Poker received an aggregate of 4,644,785 shares of our common stock.  In addition, all of the Company’s previously outstanding stock, which was held by our Chairman and CEO, Brian D. Haveson, was canceled with no obligation on the Company’s part for the payment of any consideration.  Consequently, the Merger resulted in the former stockholders of Lightning Poker having the same percentage of ownership interests in the Company as they had in Lightning Poker prior to the Merger, and the Company ceased to be a shell company.

ELECTION OF DIRECTORS

Our board of directors consists of three members.  The nominees to be voted on by stockholders at this meeting are Brian Haveson, Donald Caldwell and Frederick Tecce.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

All nominees have consented to be named and have indicated their intent to serve if elected.  We have no reason to believe that any of these nominees are unavailable for election.  However, if any nominee becomes unavailable for any reason, the persons named as proxies may vote for the election of such person as our board of directors may recommend in place of such nominee.  It is intended that proxies, unless marked to the contrary, will be voted for the election of Brian Haveson, Donald Caldwell and Frederick Tecce.

The names, ages and positions of our nominees for director, executive officers and significant employee as of April 24, 2009 are listed below, followed by a brief account of their business experience during the past five years.

All of our directors took office on January 29, 2008, except Brian Haveson, who became a director of the Company on September 6, 2007.

Name	Age	Position Held with the Company
Brian Haveson	45	Chairman, CEO, President, Director
Robert Ciunci	62	Chief Financial Officer (“CFO”), Secretary
Donald Caldwell	62	Director
Frederick Tecce	73	Director

Brian Haveson

Mr. Haveson has served as CEO and President of the Company since August 2007, CEO of Lighting Poker since October 2006, President of Lightning Poker since March 2008, and has been a director of Lightning Poker since June 2005.  From 1994 through 2002, Mr. Haveson served as CFO and CEO of Nutri/System, Inc. Prior to that he was a manager for four years with Arthur Andersen & Company in its Turnaround Group. Mr. Haveson has been a professional poker player for over ten years, cashing in 26 major tournaments including eight World Series of Poker.  He won best overall player honors at the 2002 World Poker Finals.  Mr. Haveson received a Bachelor of Science degree in Aerospace Engineering from the University of Maryland and a Masters in Management from Purdue University.

Robert Ciunci

Mr. Ciunci has served as CFO of Lightning Poker since January 2007, CFO of the Company since January 29, 2008 and Secretary since August 2008. Previously he held various executive positions with both private and publicly-traded gaming companies.  Mr. Ciunci was Chief Operating Officer and CFO of American Wagering, Inc., a publicly-traded casino and sports book operator in Nevada.  Mr. Ciunci was CFO of Autotote Systems, Inc., a publicly-traded service provider to the horse racing industry.  He also was Vice President Finance for the racing division of Scientific Games Corporation.  He has held numerous domestic and international gaming licenses including in Nevada, New Jersey and Australia.  Mr. Ciunci is a Certified Public Accountant (“CPA”) and holds a Masters of Business Administration in finance and a Bachelors of Science Degree in accounting from Widener University.

Donald Caldwell

Mr. Caldwell has been a director of Lightning Poker since June 2005.  He is the founder, Chairman and CEO of Cross Atlantic. Mr. Caldwell oversees the operations of all of Cross Atlantic’s offices and focuses a significant amount of his time on the growth of the Cross Atlantic franchise through fundraising, network development, and deal flow.

Mr. Caldwell serves on the board of several private and publicly-held companies and civic organizations, including Diamond Management & Technology Consultants, Inc. (NASDAQ); Quaker Chemical Corporation (NYSE); Voxware Inc. (NASDAQ); Rubicon Technology, Inc. (NASDAQ); Health Benefits Direct Corporation (OTCBB); Management Dynamics, Inc.; Pennsylvania Academy of the Fine Arts (Chairman); and the Committee for Economic Development.

Until March 1, 1999, he was President and Chief Operating Officer of Safeguard Scientifics, Inc., where he also previously served as Executive Vice President.  Prior to joining Safeguard in 1993, Mr. Caldwell held a number of executive and financial positions, including Chief Administrative Officer of a predecessor company of Cambridge Technology Partners, Inc. (Massachusetts), a provider of information technology consulting and software development; Executive Vice President and then President of Atlantic Financial; and as a partner in the national office of Arthur Young & Co., a predecessor of Ernst & Young, LLP.

He is a CPA in the State of New York and holds a Bachelor of Science degree from Babson College and a Master of Business Administration from the Graduate School of Business at Harvard University.

Frederick Tecce

Mr. Tecce has been a director of Lightning Poker since June 2005.  Mr. Tecce is a managing director of Cross Atlantic.  Mr. Tecce works closely with Mr. Caldwell on fundraising, as well as overseeing Cross

Atlantic’s legal issues, including contracts and intellectual property rights. Mr. Tecce is also of counsel to the law firm Buchanan Ingersoll & Rooney PC.

Mr. Tecce has served on the board of the Pennsylvania Public School Employees’ Retirement System Board, to which he was appointed by Governor Tom Ridge in 1995, serving as chairman of the finance committee for five years.  Mr. Tecce also serves on the board of another publicly-reporting company, Health Benefits Direct Corporation (OTCBB).

Most of Mr. Tecce’s professional career has been spent as a principal in a company that pioneered and licensed new technology in the textile industry.  This involved managing a long-term, complex, multi-party lawsuit directed to enforcing the company’s patent rights.  His experience in managing complex litigation was also the basis for his engagement with two other significant businesses whose existence was threatened by lawsuit disputes.  In addition, Mr. Tecce has launched several new businesses from the seed stage and has been an investor and active participant in several emerging growth companies.

Mr. Tecce holds a Bachelor of Arts degree from the University of Pennsylvania and Juris Doctor from the Dickinson School of Law of Pennsylvania State University.

Ian Frisbie

Mr. Frisbie is Chief Technology Officer of Lightning Poker.  We consider Mr. Frisbie to be a significant employee, but not an executive officer.  Mr. Frisbie has held this position with Lightning Poker since October 2006.  He served as Senior Developer of Lightning Poker from April 2006 through July 2006 and as acting Chief Technology Officer from July 2006 to October 2006.  Mr. Frisbie owned and operated 3D Internet Group from 1998 until 2006.  Prior to 1998, he served as Senior Manager of Avionics Development for Aeronautical Radio, Inc. in Annapolis, Maryland.  He received a Bachelor of Science in Electrical Engineering from the University of Maryland.

Director Independence

Since our shares are not listed for trading on any stock exchange or traded on any inter-dealer quotation system, our directors are not required to be independent.  Using the definition of independent director contained in the Nasdaq listing standards, Mr. Caldwell and Mr. Tecce would be considered independent.  The Nasdaq listing standards define an “independent director” generally as a person other than an executive officer or employee of the Company or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment.

Mr. Caldwell and Mr. Tecce serve as the members of the audit committee of the Board of Directors and they meet Nasdaq’s standards for independence of audit committee members.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our directors or executive officers: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and any person who beneficially owns more than 10% of our common stock (a “10% Shareholder”) to file with the SEC certain reports regarding their stock ownership and stock transactions (“Section 16(a) Reports”). Such persons are required to furnish us with copies of all Section 16(a) Reports they file. Based solely on our review of such reports (and amendments thereto) that were furnished to us and written representations made to us by reporting persons in connection with certain of these reporting requirements, we believe that all the reporting persons met their Section 16(a) reporting obligations on a timely basis during our last fiscal year except as follows:

CI II, a 10% Shareholder, made a late filing of Form 3 to report its initial beneficial ownership of our stock as of January 29, 2008.  Brian Haveson made a late filing of Form 4 to report a disposition of our stock.

Audit Committee

We have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.  Mr. Caldwell and Mr. Tecce are the audit committee members.

Certain Relationships and Related Party Transactions.

In August 2007, Lightning Poker loaned Brian Haveson, its Chairman and CEO, the sum of $40,000 (the “Loan”). The proceeds of the Loan were used by Mr. Haveson to purchase all of the outstanding stock of the Company from the Company’s previous owner. Under the terms of the Loan and the Merger, at the time of the Merger the shares held by Mr. Haveson were cancelled with no obligation on the part of the Company to pay any consideration to Mr. Haveson and the Loan was discharged.

In 2006 Lightning Poker borrowed $2,000,000 under a three-year loan agreement with CI II. In 2007 Lightning Poker borrowed $1,500,000 under a one-year loan agreement with CI II, the maturity date of which has been extended to 2010,  and also in 2007 Lightning Poker borrowed $2,000,000 under a three-year loan agreement with CI II. In 2008 Lightning Poker borrowed $2,000,000 under a three-year loan agreement with CI II (the 2006, 2007 and 2008 loans collectively, the “ CI II Loans”). CI II is managed by Cross Atlantic and is a 5% Shareholder. Mr. Caldwell is the founder and CEO and Mr. Tecce is a managing director and of counsel of Cross Atlantic.  In connection with the CI II Loans, Lightning Poker issued to CI II warrants to purchase 5,262,690 shares of stock. Pursuant to the Merger, those warrants became exercisable to purchase 5,262,960 shares of our stock instead of Lightning Poker’s stock.  The aggregate fair market value of the warrants at the time Lightning Poker issued them was $767,891.  Also, a Note in the amount of $1,500,000 and accrued interest of $222,611 are convertible into 861,305 shares of our stock. For 2007 interest on the CI II Loans amounted to $345,400 and for 2008, interest on the CI II Loans amounted to $520,000. During 2007 and 2008, we made no principal or interest payments on the CI II Loans.  As of April 1, 2009, the aggregate outstanding principal amount of the CI II Loans was $7,500,000 plus accrued interest of $1,061,488.

Mr. Tecce is of counsel to the law firm of Buchanan Ingersoll & Rooney PC, which Lightning Poker, the Company or both retained for various legal matters in 2007 and 2008.  During 2007 and 2008 fees and expenses incurred to that firm totaled $121,000 and $48,000, respectively.

Meetings and Committees of the Board of Directors

During fiscal year 2008, our board of directors held five meetings.  Each of our directors attended at least 75% of the aggregate of the number of meetings of the board of directors which were held during the period such person served on the board of directors plus the number of meetings of committees of the board of directors held during the period that such person served on such committee.  We have no specific requirements regarding attendance by our directors at our annual meetings of stockholders.

We have an audit committee.  We do not have a nominating committee or compensation committee. Our full board of directors performs the functions of a nominating committee and a compensation committee.

Audit Committee

Our audit committee is comprised of Mr. Caldwell and Mr. Tecce.  Our audit committee held two meetings in 2008.

The audit committee’s functions consist of (a) assisting our board of directors in its oversight of the integrity of our financial statements and compliance with legal and regulatory requirements; (b) appointing and approving the compensation of our independent auditor, reviewing the auditor’s independence and qualifications, and overseeing all audit and allowable nonaudit work of the auditor; (c) preparing the report of the audit committee required to be included in our annual proxy statement; and (d) performing such other duties assigned to it from time to time by our board of directors. Our audit committee has a written charter, which is included in the Appendix to this proxy statement.

Neither the attached audit committee charter nor the following report of the audit committee constitutes soliciting material or is deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such items by reference.

Audit Committee Report

The audit committee oversees the Company’s financial reporting process.  Management has the primary responsibility for the financial statements and the financial reporting process including the system of internal controls.

In fulfilling our oversight responsibilities, we reviewed and discussed the Company’s financial statements with management.  In addition, we discussed with the independent auditors the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The independent auditors also provided us with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and we discussed with the independent auditors matters relating to their independence.

Based on our review and discussions referenced above, the audit committee recommended to the board of directors that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

                                                     Donald Caldwell
                                                     Frederick Tecce

Consideration of Director Nominees

We have a three-member board of directors, our stock is not widely held, we are a relatively small company, and we have not received expressions of interest from outside shareholders to serve, or to nominate other persons to serve, on our board.  Consequently, we consider it appropriate for our full board of directors to consider director nominees instead of establishing a separate nominating committee.

We do not have a charter or an established policy with regard to the consideration of any director candidates recommended by our security holders.  For the same reasons we have not established a nominating committee, we have not seen a need to establish a policy with regard to consideration of director candidates recommended by security holders.

On a case-by-case basis, we may consider director candidates who are recommended by our security holders.  Any such recommendations should be directed to us in writing at Lightning Gaming, Inc., Attention:  Board of Directors c/o Corporate Secretary, 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061.  There are no specific, minimum qualifications that must be met by a director nominee recommended by a security holder, except as provided under applicable law.

We have not received recommendations by security holders for director nominees nor have we established any different process for evaluating a nominee recommended by a security holder, as compared to a nominee recommended by our board of directors.  In order for us to nominate a candidate for our board of directors, the candidate must have a strong business background and display a sense of leadership.  We believe that each member of our board of directors should possess certain skills that complement the skills of the other members, so as to achieve our overall goal of having a well-rounded board of directors.  Qualities and skills necessary for consideration are a financial, legal or business background or demonstrated leadership abilities, as well as a demonstrated willingness and likelihood of meeting the gaming licensing requirements in all jurisdictions where our directors need to be licensed, or will likely need to be licensed.

We have proposed our current three directors, one of whom is also our CEO, as the only candidates for election to our board at the annual meeting.  The non-executive officer directors were unanimously recommended by our full board of directors.

Consideration of Executive Officer and Director Compensation

Because we have a three-member board of directors and only two executive officers, and we do not pay compensation to our two non-executive officer directors, we have seen no need to establish a separate compensation committee.  Instead, our full board considers executive officer and director compensation (if any) on a case-by-case basis, without a charter governing the process for considering and determining compensation.

The board has not delegated or authorized the delegation to other persons of the boards’ authority regarding executive officer and director compensation.  However, the board may consider the recommendations of our CEO, who is one of our three directors, concerning the CEO’s own compensation and our CFO’s compensation.

Communications with the Board of Directors

Stockholders may contact or communicate with an individual director or our board of directors as a group, by addressing that letter to Lightning Gaming, Inc., Attention:  Board of Directors c/o Corporate Secretary, 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061.  Each communication should specify the applicable director or directors to be contacted.

EXECUTIVE COMPENSATION

The following Summary Compensation Table reports compensation we or Lightning Poker paid in 2008 and 2007 to Brian Haveson, our and Lightning Poker’s principal executive officer; Ronald Skotarzcak, the former President of Lightning Poker; and Robert Ciunci, our and Lightning Poker’s principal financial officer (collectively, our “named executive officers”).

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Brian Haveson, Chairman and CEO	2008 2007	$247,247 $197,917	$-	$-	$1,440 $ 600	$-	$-	$10,912 $ 8,595	$259,599 $207,112

Ronald Skotarzcak, former President of Lightning Poker(3)	2008 2007	$ 40,365 $160,417	$-	$-	$18,461 $27,405	$-	$-	$46,527(4) $10,898	$105,353 $198,720

Robert Ciunci, CFO	2008 2007	$100,417 $ 98,025	$- $-	$- $-	$14,880 $14,880	$- $-	$- $-	$- $-	$115,297 $112,905

NOTES:

(1)
Stock options in 2007 were granted under Lightning Poker’s 2006 Equity Incentive Plan (the “2006 Plan”). After the Merger, those options were exchanged for an equal number of the Company’s stock options under the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) on substantially the same terms and conditions. All stock options granted after the Merger were granted under the 2007 Plan. The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement purposes for the reported years in accordance with Statement of Financial Accounting Standards No. 123R. See “Equity-based Compensation” in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section of our annual report on Form 10-K for the year ended December 31, 2008, and note 7 to our financial statements included in that Form 10-K for additional information regarding our valuation assumptions with respect to stock option awards. See the “Outstanding Equity Awards At Fiscal Year-End” table below for the material terms of the grants of stock options.

(2)	Includes an employer contribution to an employee benefit plan that is available to all employees.
(3)	On March 25, 2008, Ronald Skotarczak resigned as the President and a member of the board of directors of Lightning Poker.
(4)	Mr. Stokarczak received a $43,750 severance payment in connection with his resignation.

The following table contains information concerning all unexercised stock options granted to our named executive officers, which were outstanding on December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (day / mo/ year)
Brian Haveson (1)	100,000	400,000	-	$ 2.56	08/08/2017
Ronald Skotarczak(2)	115,200	-	-	$ 1.10	31/08/2016
Robert Ciunci(3)	30,000	120,000	-	$ 1.10	08/01/2017
		25,000		$ 2.00	17/10/2018

NOTES:

(1)	At December 31, 2008, Mr. Haveson held options to purchase 500,000 shares. Options for 100,000 shares vest each August until 2012.
(2)
At December 31, 2008, Mr. Skotarczak held options to purchase 115,200 shares, all of which became vested as of March 25, 2008 when he resigned from Lightning Poker. Mr. Skotarczak can exercise these options until March 25, 2010. Mr. Skotarczak’s other options for 172,800 shares, which had not become vested by the time of his resignation, were cancelled.

(3)
At December 31, 2008, Mr. Ciunci held options to purchase an aggregate of 175,000 shares. Options for 30,000 shares vest each January until 2012 and options for 5,000 shares vest each October until 2013.

All options granted prior to the Merger were granted under the 2006 Plan and were exchanged for options to purchase the Company’s common stock under the 2007 Plan after the Merger, on substantially the same terms and conditions. The exercise price was the price determined by the board of directors of the granting entity to be not less than 100% of the fair market value (110% of fair market value for a 10% Shareholder) of the underlying shares at the time of the grant of the option.  Options are not exercisable after ten years (five years for a 10% Shareholder) from the date of grant.

Director Compensation

Our directors, excluding directors who are named executive officers, did not receive compensation during 2008.

INDEPENDENT PUBLIC ACCOUNTANTS

We have selected McGladrey & Pullen, LLP (“McGladrey & Pullen”) to serve as our principal accountant for our 2009 fiscal year.  McGladrey & Pullen also served as our principal accountant for our 2008 fiscal year.  We do not expect representatives of McGladrey & Pullen to be present at our annual meeting.

On February 11, 2008, we dismissed our previous independent accountant, Moore & Associates.  This action was approved by our board of directors.  The only report on our financial statements that Moore & Associates provided was for the period from our inception on March 1, 2007 through March 31, 2007.  That report, which was dated April 17, 2007, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.  However the report stated that our recurring losses and lack of operations (when we were a shell company) raised substantial doubt about our ability to continue as a going concern and that the financial statements did not include any adjustments that might result from the outcome of that uncertainty.

For the period from March 1, 2007 (date of our inception) to February 11, 2008 (date of the dismissal), we had no disagreements with Moore & Associates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Moore & Associates, would have caused Moore & Associates to make reference to the subject matter of the disagreement in connection with its report.  Moore & Associates did not advise us of any matters that, pursuant to Item 304(a)(1)(iv) of SEC Regulation S-K, would require disclosure in this proxy statement.

In connection with our reporting of this event in a Form 8-K (as amended), we provided Moore & Associates with a copy of the disclosures set forth above and requested Moore & Associates to furnish a letter addressed to the SEC stating whether it agrees with such disclosures and, if not, stating the respects in which it does not agree.  Moore & Associates provided such a letter, expressing its agreement with those disclosures as they related to our dismissal of that firm, that firm’s audit for the year ended December 31, 2007 and its review of interim financial statements.

On February 12, 2008, we engaged McGladrey & Pullen as the new independent accountant to audit our financial statements.  Neither we nor anyone acting on our behalf consulted McGladrey & Pullen in any matter that, pursuant to Item 304(a)(2) of SEC Regulation S-K, would require disclosure in this proxy statement.  McGladrey & Pullen is the independent accountant that previously audited the financial statements of Lightning Poker, which we acquired on January 29, 2008.  Prior to that acquisition, we were a shell company.

The aggregate fees billed to us or Lightning Poker by McGladrey & Pullen for 2008 and 2007 were $141,500 and $150,647, respectively.  All of McGladrey & Pullen’s billings were for audit services, which consisted of the audits of our and Lightning Poker’s annual consolidated financial statements and review of our quarterly consolidated financial statements included in our Form 10-Q filings.

Our policy is that before we engage our principal accountant annually to render audit or non-audit services, the engagement is reviewed and approved by our audit committee.  All of our principal accountants’ services for our last two fiscal years, which consisted solely of audit services, were within the scope of the engagement that our audit committee approved before we entered into the engagement.

OTHER MATTERS

We do not intend to present any matter for action at the annual meeting other than the election of directors.  If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act on such matters in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

Deadline for Receipt of Stockholder Proposals to be Included in our Proxy Statement

The SEC’s proxy rules permit stockholders of a company, after timely notice to the company, to present in the company’s proxy statement proposals for stockholder action if such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly excluded by the company in accordance with the SEC’s proxy rules.  Stockholder proposals intended to be presented at our 2010 annual meeting of stockholders must be received at our executive offices in writing not later than January 4, 2010 to be eligible for inclusion in our proxy statement with respect to that meeting.  All such proposals should be submitted in writing to Corporate Secretary, Lightning Gaming, Inc., 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061.

Deadline for Receipt of Other Stockholder Proposals, Including Director Nominations

Pursuant to our Bylaws, notices by stockholders of proposals intended to be presented at our 2010 annual meeting of stockholders, but not included in our proxy statement, must be presented to us not less than 60 nor more than 90 days prior to the date of that meeting; however, if the date of the meeting is first publicly announced by a press release or disclosed in an SEC filing fewer than 70 days prior to the date of the meeting, such advance notice must be delivered by the stockholder and received by us not more than ten days after the meeting date is first publicly announced or disclosed in an SEC filing.  Otherwise, the proposal will be deemed untimely.  All proposals should be submitted in writing to Corporate Secretary, Lightning Gaming, Inc., 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061.

Proxies solicited by our board of directors for the 2010 annual meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

To be in proper form, a stockholder notice must include the information concerning the proposal or nominee as specified in our bylaws.  We will not consider any proposal or nomination that does not meet the requirements of the SEC’s proxy rules and our bylaws for submitting a proposal or nomination.  The informational requirements of our bylaws are as follows:

A stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A promulgated by the SEC under the Exchange Act (“Regulation 14A”), in his capacity as a proponent of a stockholder proposal.  Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the Company’s proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the SEC’s proxy rules.

Nominations of persons for election to our board of directors made by stockholders who are entitled to vote in the election of directors at the meeting in question must be made pursuant to a timely written notice to the Corporate Secretary as prescribed in the preceding paragraph.  In addition to the information specified in the preceding paragraph regarding the stockholder giving the notice, the notice must set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s stock which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other persons (naming such persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).  At the request of our board of directors, any person nominated by a stockholder for election as a director shall furnish to the Corporate Secretary that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the above requirements and other applicable requirements.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders.  This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies.  While we do not utilize householding, some intermediaries may be “householding” our proxy materials and annual report.  Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to Corporate Secretary, Lightning Gaming, Inc., 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061or call us at (610) 494-5534.  If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our proxy statement and annual report in the future, you should contract your bank, broker or other nominee record holder.

LIGHTNING GAMING, INC.

By:  Brian Haveson
Chairman, Chief Executive Officer and President

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE.

APPENDIX

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF
LIGHTNING GAMING, INC.

1.        Name

There shall be a committee of the Board of Directors (the “Board”) of Lightning Gaming, Inc. (the “Company”) called the Audit Committee (the “Committee”).

2.        Purpose of Committee

The purpose of-the Committee is to (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements and (ii) the Company’s compliance with legal and regulatory requirements; (b) appoint (subject to stockholder ratification, if applicable), retain, approve compensation, review independence and qualifications and oversee all audit and allowable non-audit work of the Company’s external auditor (the “independent auditor”); (c) prepare the report of the Committee required to be included in the Company’s annual proxy statement; and (d) perform such other duties as assigned to it from time to time by the Board.

In carrying out its oversight role, the Committee and the Board recognize that the Company’s management is responsible for (x) implementing and maintaining internal controls and disclosure controls; (y) the preparation, presentation and integrity of the Company’s financial statements; and (z) the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor reports directly to the Committee and is responsible for auditing the Company’s annual financial statements and reviewing the Company’s unaudited interim financial statements.

3.        Committee Membership

The Committee members shall be approved by the Board and shall serve at the pleasure of the Board and on such term or terms as the Board may determine.  The Committee shall consist of no fewer than two directors, each of whom meets the independence and experience requirements of NASDAQ and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Therefore, each member of the Committee must be independent of management and the Company and financially literate.  At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. Director compensation is the only compensation that a Committee member may receive from the Company.  The Board shall make determinations as to whether a particular director satisfies the requirements for membership on the Committee.

4.           Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson (the “Chair”).

The Committee shall meet at least four times a year, with further meetings to occur when deemed necessary or desirable by the Committee or its Chair. The Committee may meet in person or by telephone or videoconference and may take action by written consent.  The Committee may invite such members of management or others to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of the issues under discussion.

5.         Committee Duties and Responsibilities

The Committee shall:

A.           Be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditor, including resolutions of disagreements between management and the independent auditor.

B.           Establish and implement policies and procedures for the review and pre-approval of allowable services, as prescribed by law or regulation, provided by the independent auditor that safeguard the continued independence of the independent auditor.  The Company will not hire its independent auditor to perform any services that are prohibited by the SEC.

C.           Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

D.           Monitor compliance with hiring policies regarding the hiring by the Company of employees or former employees of the independent auditor to meet applicable laws and regulations.

E.           Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

F.           Consider, in consultation with the independent auditor, the audit scope and plan.

G.           Consider and review with the independent auditor:

i)	The adequacy of the Company’s internal controls.
ii)	Any related significant findings and recommendations of the independent auditor together with management’s responses thereto.

H.           Review with management and the independent auditor at the completion of the annual examination:

i)	The Company’s annual financial statements and related footnotes.
ii)	The independent auditor’s audit of the financial statements and report thereon.
iii)	Any significant changes required in the independent auditor’s audit plan.
iv)	Any serious difficulties or disputes with management encountered during the course of the audit.
v)	Other matters related to the audit which are to be communicated to the Committee under generally accepted auditing standards.

I.           Review and discuss with management all draft filings with the SEC, including disclosure made in management’s discussion and analysis, and other published documents containing the Company’s financial statements as appropriate. Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

J.           Review and discuss quarterly reports from the independent auditor on:

i)	All critical accounting policies and practices to be used.

ii)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

iii)	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

K.           Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

L.           Review disclosures made to the Committee by the Company’s Chief Executive Officer, Chief Administrative Officer and Chief Financial Officer during their certification process for the Forms 10-Q and 10-K regarding any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

M.           Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditor.

N.           Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and need not be in advance of each earnings release or each instance in which the Company gives earnings guidance.

O.           Conduct an annual review of the Company’s disaster recovery/business continuity plan.

P.           Review legal, tax and regulatory matters that may have a material impact on the financial statements, related Company compliance policies and programs and reports received from regulators.

Q.           Periodically meet with the independent auditor and management in separate executive sessions to discuss any matters warranting Committee attention.

R.           Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of management, employees, books and records and facilities.

S.           Review at least annually the Company’s monitoring and enforcement of policies relating to legal compliance, ethics, conflicts of interest and use of corporate funds. Review at least annually the Company’s Code of Conduct and recommend to the Board any waivers to such Code for executive officers or directors.

T.           Review any attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

U.           Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

V.           Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

W.           Conduct an annual performance evaluation of the Committee.

X.           Perform such other duties and responsibilities, consistent with this Charter and governing laws and regulations, as may be delegated to the Committee from time to time by the Board.

Y.           Report to the Board on a regular basis and make such recommendations with respect to any of the above matters as the Committee deems necessary or appropriate.

6.           Delegation to Subcommittee

The Committee may, with the approval of the Board, delegate a portion of its duties and responsibilities to a subcommittee of the Committee.

7.        Resources and Authority of the Committee

The Committee shall have the resources, funding and authority appropriate to discharge its duties and responsibilities, including direct authority to select, retain and terminate counsel, accountants, experts or consultants to be used by the Committee. The Committee shall approve any contract terms and the fees of such appointed counsel, accountants, experts or consultants.

8.           Amendment

The Board shall have the authority to amend or modify any provision of this Charter at any time.

PROXY
ANNUAL MEETING OF STOCKHOLDERS OF
LIGHTNING GAMING, INC.

May 21, 2009

106 Chelsea Parkway
Boothwyn, Pennsylvania 19061

This Proxy is Solicited on Behalf of our Board of Directors

The undersigned stockholder in Lightning Gaming, Inc., a Nevada corporation (the “Company”), hereby appoints Brian Haveson and Robert Ciunci, or either of them, with full power of substitution, to be the true and lawful attorneys and proxies to the undersigned, to vote all shares of the Company as the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the annual meeting of stockholders of the Company to be held on May 21, 2009 or any adjournment and reconvening thereof, on the following matter and, in their discretion, on such other matters as may properly come before the meeting.  This proxy will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR the following Proposal.

PROPOSAL: Election of Directors.

☐	FOR all nominees	☐	WITHHOLD AUTHORITY to vote	☐	FOR all nominees
	listed below		for all nominees listed below		listed below except*

Brian Haveson
Donald Caldwell
Frederick Tecce

*To withhold authority to vote for any individual nominees, print the names of those nominees on the line below:

Exceptions: __________________________________________________________________________________________________

OTHER MATTERS:  Granting the proxies discretionary authority to vote upon any other matters that properly come before the meeting.

The undersigned hereby revokes any and all other proxies previously given by the undersigned and hereby ratifies all that the above-named proxies may do at the annual meeting or any adjournment and reconvening thereof.

Dated: ______________________________, 2009	Dated: ______________________________, 2009
____________________________________	____________________________________
Signature(s)	Signature(s)

Note:  When shares are held by joint tenants, all should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title and also state the name of the stockholder of record for whom you act.  If you are a corporation or other business entity, please sign in the full name of the entity by a duly authorized officer, and state the name and title of the signing officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.